In re Farmland Foods, Inc		Case No. 02-50561
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF SEPTEMBER, 2003

REVENUE
Gross Income		$ 121,853,325.71
Less Cost of Goods Sold		$ 79,231,027.91
Materials	$ 76,371,809.10
Direct Labor	-
Overhead	$ 2,859,218.81
Gross Profit		$ 42,622,297.80

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 18,258,241.26
Advertising and Marketing	$ 2,534,209.15
Insurance	$ 281,858.08
Payroll Taxes	$ 1,323,472.48
Lease and Rent	$ 277,430.65
Telephone and Utlities	$ 1,642,536.42
Attorney and other Professional Fees	$ 13,193.64
UST Quarterly Fees	$ -
Other Expenses	$ 14,416,040.36
Total Operating Expenses		$ 38,746,982.04
Net Income (Loss)		$ 3,875,315.76

CURRENT ASSETS
Accounts Receivable at end of month		$ 84,101,527.48
Increase (Decrease) in AR for month		$ (2,705,595.42)
Inventory at end of month		$ 98,034,662.72
Increase (Decrease) in Inventory for month		$ 10,961,882.49
Cash at end of the month		$ (7,054,040.91)
Increase (Decrease) in Cash for month		$ (400,473.36)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (752,705.19)
Increase (Decrease) in post-petition debt		$ 5,330,294.34
Taxes Payable:
Federal Payroll Taxes	$ (1,258,369.22)
State Payroll Taxes	$ (170,673.96)
Local Payroll Taxes	$ (5,784.61)
State Sales Taxes	$ (35,256.48)
Real Estate and Personal	$ (1,600,620.00)
Property Taxes	$ (9,053.32)
Other (footnote)	$ (54,352.20)
Total Taxes Payable		$ (3,134,109.79)

Footnote:
Use Tax Payable	$ (54,352.20)